Exhibit 23.1

CONSENT OF DELOITTE LLP, INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44204, 333-34648, 33-86930, 33-90392, 33-96620, 33-97490, and 333-132447) and on Form S-8 (Nos. 333-45118, 333-40508, 333-44212, 33-41027, 33-80988, 33-94790, 333-142980, 333-13387, 333-13359, 333-13357, 333-56244, 333-48110, 333-35276, 333-34622, 333-94999, 333-92885, 333-87039, 333-55983, 333-55991, 333-34671, 333-81414, 333-102747, 333-133830, 333-115123, 333-128427, 333-152966, 333-159174, 333-171321, 333-171295, 333-165153, and 333-181403) of our reports dated February 28, 2013 (November 12, 2013 as to the effects of the restatement discussed in Note 19) relating to the consolidated financial statements and financial statement schedule of PMC-Sierra Inc. (“PMC”), and our report dated February 28, 2013 (November 12, 2013 as to the effects of the material weakness described in Management’s Annual Report on Internal Control over Financial Reporting (Restated)) with respect to the effectiveness of PMC’s internal control over financial reporting appearing in this Annual Report on Form 10-K/A of PMC for the year ended December 29, 2012.

/s/ Deloitte LLP

Vancouver, Canada

November 12, 2013